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                                                                       EXHIBIT 5

                       Morris, Nichols, Arsht & Tunnell
                           1201 North Market Street
                                 P.O. Box 1347
                        Wilmington, Delaware 19899-1347


                                  May 7, 1997



Valero Refining and Marketing Company
530 McCullough Avenue
San Antonio, Texas 98215

Ladies and Gentlemen:

        You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 57,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Valero Refining and Marketing Company, a Delaware corporation (the "Company"), and the associated rights (the "Rights") on Form S-1 (the "Registration Statement").

        In connection with your request for our opinion, the Company has provided to us and we have reviewed drafts of the Restated Certificate of Incorporation of the Company (the "Restated Certificate"), the by-laws of the Company, and the Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank (the "Rights Agent") relating to the Rights. We have not reviewed any other documents or agreements of or relating to the Company in connection with your request, and we have assumed that nothing contained in any such document that we have not
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Valero Refining and Marketing Company
May 7, 1997
Page 2


reviewed is contrary to or inconsistent with the opinions expressed herein. We have also assumed the conformity to original documents of all documents submitted to us as copies and the conformity to final documents of all documents submitted to us as drafts.

        We have assumed the following facts in connection with the opinion rendered herein: Valero Energy Corporation, a Delaware corporation ("Valero"), currently holds all of the outstanding shares of Common Stock, which shares were duly and validly authorized and issued. The Company will duly authorize and file the Restated Certificate with the Secretary of State of Delaware (the "Secretary of State"), and, following the effectiveness of such filing, duly authorize and file with the Secretary of State a certificate that of amendment (the "Amendment") to the Restated certificate will cause all of the then-outstanding shares of the Common Stock to be subdivided into a number of shares of Common Stock (the "Shares") equal to the number of then-outstanding shares of the Common Stock of Valero (the "Valero Common Stock"). In connection therewith, the Company and the Rights agent will duly authorize, execute and deliver the Rights Agreement and the Company will cause one Right to be distributed to Valero for each of the Shares following the effectiveness of the Amendment. The Board of Directors of Valero will then duly declare and pay a dividend (the "Dividend") consisting of one Share and one associated Right for each outstanding share of Valero Common Stock. We have assumed that Valero will have sufficient surplus, as that term is used in
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Valero Refining and Marketing Company
May 7, 1997
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Section 154 of the Delaware General Corporation Law, to declare and pay the
Dividend.

        Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is out opinion that, following the payment of the Dividend, including the distribution of certificates in proper form representing the Shares and the Rights to the holders of Valero Common Stock, the Shares will be validly issued, fully paid and -non assessable and the Rights will be duly and validly authorized by all necessary corporate action.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7, of the Act.

                                        Very truly yours

                                       /s/ Morris, Nichols, Arsht & Tunnell